Exhibit 99.1

Investor Relations Contact: Karin G. Van Vleet Symetra (425) 256-5351 karin.vanvleet@symetra.com	Media Relations Contact: Diana McSweeney Symetra (425) 256-6167 diana.mcsweeney@symetra.com

Symetra Stockholders Approve Acquisition by Sumitomo

BELLEVUE, Wash.—(Nov. 5, 2015)—Symetra Financial Corporation (NYSE: SYA) (“Symetra”) today announced that its stockholders overwhelmingly adopted the Agreement and Plan of Merger, dated Aug. 11, 2015, among Symetra, Sumitomo Life Insurance Company (“Sumitomo”) and SLIC Financial Corporation, which provides for the acquisition of Symetra by Sumitomo, at a Special Meeting of Symetra’s stockholders held earlier today. More than 99.7 percent of votes cast at the Special Meeting were cast in favor of the transaction, representing more than 85.2 percent of all outstanding Symetra shares as of the record date for the Special Meeting.

Symetra continues to expect the transaction to close late in the first quarter or early in the second quarter of 2016. Completion of the transaction remains subject to various closing conditions, including, but not limited to, the receipt of certain regulatory approvals in Japan and the United States, and other customary closing conditions.

About Symetra
Symetra Financial Corporation (NYSE: SYA) is a diversified financial services company based in Bellevue, Wash. In business since 1957, Symetra provides employee benefits, annuities and life insurance through a national network of benefits consultants, financial institutions and independent agents and advisors. For more information, visit www.symetra.com.

Cautionary Statement Regarding Forward-Looking Statements
Statements in this communication regarding the proposed transaction, the expected timetable for completing the proposed transaction, future financial and operating results, future capital structure and liquidity, benefits and synergies of the proposed transaction, future opportunities for the combined company, general business outlook and any other statements about the future expectations, beliefs, goals, plans or prospects of the board or management of Symetra constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing the words “expects,” “intends,” “anticipates,” “estimates,” “predicts,” “believes,” “should,” “potential,” “may,” “forecast,” “objective,” “plan,” or “targets,” and other similar expressions) are intended to identify forward-looking statements. There are a number of factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including: the ability to consummate the proposed transaction; the ability to obtain requisite regulatory approvals and the satisfaction of the other conditions to the consummation of the proposed transaction; the potential impact of the announcement or consummation of the proposed transaction on relationships, including with employees, suppliers and customers, and any related impact on integration and anticipated synergies; and the other factors and financial, operational and legal risks or uncertainties described in Symetra’s public filings with the SEC, including the “Risk Factors” and “Forward-Looking Statements” sections of Symetra’s Annual Report on Form 10-K for the year ended December 31, 2014 and subsequent Quarterly Reports on Form 10-Q. Symetra disclaims any intention or obligation to update.

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